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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: November 5, 2002

LOTUS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24999 (Commission File Number)	52-1947160 (IRS Employer Identification No.)
18200 Von Karman Avenue, Suite 730, Irvine, CA (Address of Principal executive offices)		92612 (Zip Code)

Registrant's telephone number, including area code: (949) 475-1880

Item 5. Other Events.

        Effective November 5, 2002, Lotus Pacific, Inc.'s shares of common stock were delisted from the OTC Bulletin Board for failure to comply with NASD Rule 6530, as a result of Lotus Pacific's failure to timely file its Form 10-K for the period ended June 30, 2002. Effective November 5, 2002, Lotus Pacific's shares of common stock became eligible for trading on the National Quotation Bureau's "Pink Sheets," under the symbol "LPFC". Lotus Pacific intends to reapply for listing on the OTC Bulletin Board as soon as its Form 10-K for the period ended June 30, 2002 is filed with the SEC.

        Forward Looking Statements.    The statements in this Form 8-K Current Report concerning current management's expectations are "forward looking statements" within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Registrant or management "estimates," "expects," "intends," "continues," "may," or "will" or statements concerning "potential" or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. These forward-looking statements are based on our management's current views and assumptions.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PACIFIC, INC. (Registrant)
Date: November 5, 2002	By:	/s/ VINCENT YAN Vincent Yan President and CEO

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  Item 5. Other Events.
SIGNATURES